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Exhibit 23(c)

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4/A and related Prospectus of Panhandle Eastern Pipe Line Company, LLC (the "Company") for the registration of $200,000,000 in principal amount of 2.75% Senior Notes due 2007, Series B, of our reports dated March 5, 2004 relating to the consolidated financial statements of Panhandle Eastern Pipe Line Company for the period from January 1, 2003 through June 11, 2003 (pre-acquisition) and the consolidated financial statements of Panhandle Eastern Pipe Line Company, LLC as of December 31, 2003 and for the period from June 12, 2003 through December 31, 2003 (post-acquisition), which appear in the Panhandle Eastern Pipe Line Company, LLC's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas
May 18, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS